IN THE SUPREME COURT OF BERMUDA
CIVIL JURISDICTION
(COMMERCIAL COURT)
2024: NO. 51

IN THE MATTER OF THE COMPANIES ACT 1981

AND IN THE MATTER OF AMERINST INSURANCE GROUP, LTD.

NOTICE OF PETITION

Notice is hereby given that a petition for the winding-up of Amerinst Insurance Group, Ltd (**the Company**) by the Supreme Court of Bermuda was, on the 27th day of February 2024, presented to the said court by the Company. And that said petition is directed to be heard before the court at **10 o'clock in the forenoon on 12 April 2024**; and any person desirous to support or oppose the making of an order on the said petition may appear at the time of hearing by himself or his counsel for that purpose; and a copy of the petition will be furnished to any creditor or contributory of the said company requiring the same by the undersigned on payment of the regulated charge for the same.

Appleby (Bermuda) Limited
22 Victoria Street
Hamilton HM EX

Attorneys for the Petitioner

NOTE: Any person who intends to appear on the hearing of the said petition must serve on or send by post to the above-named, notice in writing of his intention so to do. The notice must state the name and address of the person, or, if a firm, the name and address of the firm, and must be signed by the person or firm, or his or their attorney (if any), and must be served, or if posted, must be sent by post in sufficient time to reach the abovenamed not later than
four o'clock in the afternoon on 11 April 2024.

Dated this 20 March 2024